Exhibit 99.1

Waldencast Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and
Redeemable Warrants Commencing May 10, 2021

NEW YORK, NY, May 7, 2021 — Waldencast Acquisition Corp. (NASDAQ: WALDU) (the “Company”) today announced that, commencing May 10, 2021, holders of the units sold in the Company’s initial public offering of 34,500,000 units completed on March 18, 2021, may elect to separately trade the Class A ordinary shares and redeemable warrants included in the units. Those units not separated will continue to trade on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “WALDU,” and the Class A ordinary shares and redeemable warrants that are separated will trade on the Nasdaq under the symbols “WALD” and “WALDW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and redeemable warrants.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The units were initially offered by the Company in an underwritten offering. Credit Suisse Securities (USA) LCC and J.P. Morgan Securities LLC acted as joint book-running managers for the offering.

The offering was made only by means of a prospectus, copies of which may be obtained for free from the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov or by contacting Credit Suisse Securities (USA) LLC Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com, and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717; Telephone: 1-866-803-9204; Email: prospectus-eq_fi@jpmchase.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Waldencast Acquisition Corp.

Waldencast’s vision is to build a global best-in-class beauty and wellness operating platform by creating, nurturing and scaling the next generation of conscious, purpose-driven brands. The Company intends to seek brands with a direct connection to today’s evolving consumers whose goals include pursuing social responsibility, inclusiveness, sustainability and transparency. Its goal is to become the partner of choice for next-generation brands and consumers by leveraging the collective leadership and the industry-specific operating experience of its management team. The Waldencast team is led by Michel Brousset (Chief Executive Officer), Felipe Dutra (Executive Chairman), and Hind Sebti (Chief Operating Officer), and includes highly experienced industry operators with significant leadership experience in building, marketing, operating, and investing in beauty, personal care, wellness, and consumer businesses globally.

Investors:

Ross Nutter

investors@waldencast.com

Media Contact:

Gladstone Place Partners

Steve Lipin/Christina Stenson

waldencast@gladstoneplace.com